EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion and incorporation by reference in this registration statement on Form S-3 of our report dated February 26, 1996, which includes an explanatory paragraph regarding a change in the accounting for income taxes in 1993, on our audits of the financial statements of Pride Petroleum Services, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Independent Public Accountants."

                                                         COOPERS & LYBRAND
L.L.P.

Houston, Texas
June 7, 1996